Exhibit 99.1

QUALYS ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

Revenue Growth of 22% Year-Over-Year

GAAP EPS: $0.22; Non-GAAP EPS: $0.36

Raises Bottom-End of 2018 Revenue Guidance: $276.8-$278.5 million

Raises 2018 GAAP EPS Guidance to $0.74-$0.79

Raises 2018 Non-GAAP EPS Guidance to $1.43-$1.48

Foster City, Calif., – May 1, 2018 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the first quarter ended March 31, 2018. For the quarter, the Company reported revenues of $64.9 million, net income under Generally Accepted Accounting Principles (“GAAP”) of $9.1 million, non-GAAP net income of $15.0 million, Adjusted EBITDA of $24.6 million, GAAP earnings per diluted share of $0.22, and non-GAAP earnings per diluted share of $0.36.

“Our strong quarterly results reflect the power of our platform model to drive profitable growth. As customers embark on their digital transformation journey, visibility, accuracy, immediacy, scale and transparent orchestration across on-premise, endpoint, cloud and mobile environments have become a necessity, which are the hallmarks of the Qualys Security and Compliance Cloud Platform,” said Philippe Courtot, chairman and CEO of Qualys. “The 2018 RSA Conference was a turning point for Qualys as it became clear that Qualys has built a disruptive platform that truly helps customers consolidate their security and compliance stack, while enabling them to secure their digital transformation initiatives effortlessly and at scale, building security in and not bolting it on.”

First Quarter 2018 Financial Highlights

Revenues: Revenues for the first quarter of 2018 increased by 22% to $64.9 million compared to $53.1 million for the same quarter in 2017.

Gross Profit: GAAP gross profit for the first quarter of 2018 increased by 20% to $49.0 million compared to $40.8 million for the same quarter in 2017. GAAP gross margin percentage was 75% for the first quarter of 2018 compared to 77% for the same quarter in 2017. Non-GAAP gross profit for the first quarter of 2018 increased by 22% to $50.2 million compared to $41.3 million for the same quarter in 2017. Non-GAAP gross margin percentage was 77% for the first quarter of 2018 compared to 78% for the same quarter in 2017.

Operating Income: GAAP operating income for the first quarter of 2018 increased by 10% to $8.4 million compared to $7.7 million for the same quarter in 2017. As a percentage of revenues, GAAP operating income was 13% for the first quarter of 2018 compared to 14% for the same quarter in 2017. Non-GAAP operating income for the first quarter of 2018 increased by 52% to $18.2 million compared to $12.0 million for the same quarter in 2017. As a percentage of revenues, non-GAAP operating income was 28% for the first quarter of 2018 compared to 23% for the same quarter in 2017.

Net Income: GAAP net income for the first quarter of 2018 was $9.1 million, or $0.22 per diluted share, compared to $21.9 million, or $0.56 per diluted share, for the same quarter in 2017. Non-GAAP net income for the first quarter of 2018 was $15.0 million, or $0.36 per diluted share, compared to non-GAAP net income of $8.0 million, or $0.20 per diluted share, for the same quarter in 2017.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2018 increased by 46% to $24.6 million compared to $16.8 million for the same quarter in 2017. As a percentage of revenues, Adjusted EBITDA was 38% for the first quarter of 2018 compared to 32% for the same quarter in 2017.

Operating Cash Flow: Operating cash flow for the first quarter of 2018 increased by 33% to $43.0 million compared to $32.4 million for the same quarter in 2017. As a percentage of revenues, operating cash flow was 66% for the first quarter of 2018 compared to 61% for the same quarter in 2017.

Adoption of the new revenue recognition standard (ASC 606): ASC 606 resulted in the Company being required to capitalize commission expenses relating to new and upsell business and amortizing the expense over 5 years. Without the adoption of ASC 606, commission expenses would have been $0.5 million higher in our first quarter of 2018.

First Quarter 2018 Business Highlights

Select New Customers:

•	Anglo American, Bose Corporation, CarMax, Fortune Brands, Johnson Matthey, Mondelēz International, Inc., Ring, Scentre Group, Smithsonian Institution

Business Highlights:

•	Announced the acquisition of the software assets of 1Mobility, Singapore. The acquisition will allow Qualys to provide enterprises of all sizes with the ability to create and continuously update an inventory of mobile devices on all versions of Android, iOS and Windows Mobile in their environment; and to continuously assess their security and compliance posture, while quarantining devices that are compromised or out-of-compliance. 1Mobility, Singapore’s solutions will be fully integrated with the Qualys Cloud Platform and its Cloud Apps. The solution will be commercially available in early 2019.

•	Announced the integration with the Cloud Security Command Center (Cloud SCC) for Google Cloud Platform (GCP), a security and data risk platform helping enterprises to gather data, identify threats, and act on them before they result in business damage or loss. Cloud SCC provides security teams a single pane for security features, policies, and insights across Google Cloud platform. Qualys’ integration expands on existing data within Cloud SCC by adding vulnerability management and threat data for compute engine instances within a GCP project.

•	Announced the integration with Illumio’s solutions to deliver the industry’s first vulnerability-based micro-segmentation, which enables organizations to visualize vulnerabilities across data centers and clouds through a real-time global vulnerability map.

At RSA Conference 2018:

During RSA® Conference 2018, Qualys showcased many of the new services the company is bringing to market, helping customers to consolidate their security and compliance stack into a unified view. The Qualys Cloud Platform is now recognized by customers and partners worldwide for its scalability and disruptive nature bringing organizations the accuracy, immediacy, visibility and Transparent-OrchestrationTM required to build security into their digital transformation initiatives while reducing their overall IT security spend. The Qualys Cloud Platform now includes 18 Cloud Apps providing customers two-second visibility across hybrid IT environments including on-premise, cloud, endpoint and mobile environments.

At RSA® Conference 2018, Qualys:

•	Announced the availability of two new free groundbreaking apps: CertView and CloudView. Harnessing the power and scalability of the Qualys Cloud Platform, CertView offers inventory and assessment of internet-facing SSL/TLS certificates; and CloudView gives DevOps teams full inventory of public cloud workloads and infrastructure.

•	Showcased new tools and enhanced functionality of Qualys Web Application Security (WAS) version 6.0, which now supports Swagger version 2.0, allowing DevOps teams to streamline assessments of REST APIs and get faster visibility of the security posture of mobile application backends and Internet of Things (IoT) services.

•	Demonstrated forthcoming Qualys passive scanning technology that delivers near real-time network profiling and monitoring for continuous asset discovery of all devices that appear on the network, including traditional assets as well as mobile, Operational Technology (OT) and IoT devices. The passive scanner monitors network traffic in a non-intrusive manner to discover and fingerprint devices to determine topology, services, and network threats.

Financial Performance Outlook

Second Quarter 2018 Guidance: Management expects revenues for the second quarter of 2018 to be in the range of $66.8 million to $67.3 million, representing 21% to 22% growth over the same quarter in 2017. GAAP net income per diluted share is expected to be in the range of $0.11 to $0.13, which assumes an effective income tax rate of 27%. Non-GAAP net income per diluted share is expected to be in the range of $0.33 to $0.35, which assumes an effective non-GAAP income tax rate of 23%. Second quarter 2018 EPS estimates are based on approximately 42.2 million weighted average diluted shares outstanding for the quarter.

Full Year 2018 Guidance: Management now expects revenues for the full year 2018 to be in the range of $276.8 million to $278.5 million, up from the previous guidance range of $275.5 million to $278.5 million. Expected growth over the full year 2017 is 20% to 21%. GAAP net income per diluted share is now expected to be in the range of $0.74 to $0.79, up from the previous guidance range of $0.71 to $0.76. Non-GAAP net income per diluted share is now expected to be in the range of $1.43 to $1.48, up from the previous guidance range of $1.39 to $1.44. GAAP and non-GAAP net income per diluted share guidance assumes an effective income tax rate of 23%. Full year 2018 EPS estimates are based on approximately 42.1 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its first quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Tuesday, May 1, 2018. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID # 1266458. The live webcast of Qualys’ earnings conference call, investor presentation, and prepared remarks can also be accessed at https://investor.qualys.com/events.cfm. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Joo Mi Kim

Vice President, FP&A and Investor Relations

(650) 801-6100

ir@qualys.com

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 10,300 customers in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes and substantial cost savings. The Qualys Cloud Platform and its integrated Cloud Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance and protection for IT systems and web applications on premises, on endpoints and elastic clouds. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, Fujitsu, HCL Technologies, HP Enterprise, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our ability to maintain leadership in securing global IT environments and helping customers secure their digital transformation initiatives; the growth of our business, including adoption of our existing solutions and our new offerings to both existing and new customers; our expectations regarding the introduction of new solutions; the capabilities of our platform; the expansion of our partnerships and the related benefits of such partnerships; our strategy and our business model and our ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the second quarter and full year 2018, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the second quarter and full year 2018. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 23, 2018.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors operating measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. In computing these non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, non-recurring expenses and acquisition-related expenses that do not reflect ongoing costs of operating the business. Qualys also monitors Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, other (income) expense, net, non-recurring expenses, and acquisition-related expenses that do not reflect ongoing costs of operating the business). Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA.

Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, and Adjusted EBITDA provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry. Non-GAAP net income and non-GAAP net income per diluted share for the three months ended March 31, 2018 excludes $0.6 million of amortization of intangibles from acquisitions of Nevis Networks and NetWatcher and $0.3 million of compensation expense from the acquisition of NetWatcher that do not reflect ongoing costs of operating the business.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the second quarter and full year 2018 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the second quarter and full year 2018. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes its estimated non-GAAP effective tax rate of 23% in 2018 is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis. However, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenues	$64,878	$53,121
Cost of revenues (1)	15,901	12,294

Gross profit	48,977	40,827
Operating expenses:
Research and development (1)	12,553	9,823
Sales and marketing (1)	16,233	16,014
General and administrative (1)	11,785	7,334

Total operating expenses	40,571	33,171

Income from operations	8,406	7,656
Other income (expense), net:
Interest expense	(38)	(2)
Interest income	1,090	481
Other income (expense), net	193	(26)

Total other income (expense), net	1,245	453

Income before income taxes	9,651	8,109
Provision for (benefit from) income taxes	509	(13,821)

Net income	$9,142	$21,930

Net income per share:
Basic	$0.24	$0.60

Diluted	$0.22	$0.56

Weighted average shares used in computing net income per share:
Basic	38,789	36,493

Diluted	41,934	38,845

(1)	Includes stock-based compensation as follows:

Cost of revenues	$654	$501
Research and development	1,841	1,221
Sales and marketing	1,401	1,084
General and administrative	4,995	1,526

Total stock-based compensation	$8,891	$4,332

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2018	2017
Net income	$9,142	$21,930
Available-for-sale investments:
Change in net unrealized loss on investments, net of tax	(407)	(62)
Less: reclassification adjustment for net realized gain (loss) included in net income, net of tax	16	(8)

Other comprehensive loss, net of tax	(391)	(70)

Comprehensive income	$8,751	$21,860

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$93,174	$86,591
Short-term investments	235,353	201,823
Accounts receivable, net	49,874	64,412
Prepaid expenses and other current assets	15,488	16,524

Total current assets	393,889	369,350
Long-term investments	65,363	67,224
Property and equipment, net	60,696	58,557
Deferred tax assets, net	24,085	25,066
Intangible assets, net	11,769	12,401
Goodwill	1,549	1,549
Restricted cash	1,200	1,200
Other noncurrent assets	7,061	2,178

Total assets	$565,612	$537,525

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,310	$1,144
Accrued liabilities	22,181	21,444
Deferred revenues, current	147,656	143,186

Total current liabilities	171,147	165,774
Deferred revenues, noncurrent	14,995	17,136
Other noncurrent liabilities	13,151	11,071

Total liabilities	199,293	193,981
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	316,694	304,155
Accumulated other comprehensive loss	(965)	(574)
Retained earnings	50,551	39,924

Total stockholders’ equity	366,319	343,544

Total liabilities and stockholders’ equity	$565,612	$537,525

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$9,142	$21,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	7,043	4,820
Bad debt expense	—	10
Loss on disposal of property and equipment	7	2
Stock-based compensation	8,891	4,332
Amortization of premiums and accretion of discounts on investments	36	426
Deferred income taxes	140	(22,559)
Excess tax benefits included in deferred tax assets	—	8,368
Changes in operating assets and liabilities:
Accounts receivable	14,538	5,375
Prepaid expenses and other assets	(2,341)	981
Accounts payable	(302)	255
Accrued liabilities	4,577	463
Deferred revenues	2,330	8,012
Other noncurrent liabilities	(1,072)	10

Net cash provided by operating activities	42,989	32,425

Cash flows from investing activities:
Purchases of investments	(72,176)	(60,201)
Sales and maturities of investments	40,080	63,738
Purchases of property and equipment	(5,985)	(4,543)

Net cash used in investing activities	(38,081)	(1,006)

Cash flows from financing activities:
Proceeds from exercise of stock options	7,933	5,602
Payments for taxes related to employee net share settlement of equity awards	(4,030)	(14,107)
Principal payments under capital lease obligations	(747)	—
Repurchase of common stock	(1,481)	—

Net cash provided by (used in) financing activities	1,675	(8,505)

Net increase in cash, cash equivalents and restricted cash	6,583	22,914
Cash, cash equivalents and restricted cash at beginning of period	87,791	87,937

Cash, cash equivalents and restricted cash at end of period	$94,374	$110,851

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2018	2017
Net income	$9,142	$21,930
Depreciation and amortization of property and equipment	6,410	4,727
Amortization of intangible assets	633	93
Interest expense	38	2
Provision for (benefit from) income taxes	509	(13,821)

EBITDA	16,732	12,931
Stock-based compensation	8,891	4,332
Other (income) expense, net	(1,283)	(455)
Acquisition-related expense	278	—

Adjusted EBITDA	$24,618	$16,808

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
GAAP Cost of revenues	$15,901	$12,294
Less: Stock-based compensation	(654)	(501)
Less: Intangible asset amortization (1)	(608)	—

Non-GAAP Cost of revenues	$14,639	$11,793

GAAP Gross profit	$48,977	$40,827
Plus: Stock-based compensation	654	501
Plus: Intangible asset amortization (1)	608	—

Non-GAAP Gross profit	$50,239	$41,328

GAAP Research and development	$12,553	$9,823
Less: Stock-based compensation	(1,841)	(1,221)
Less: Acquisition-related expense (2)	(43)	—

Non-GAAP Research and development	$10,669	$8,602

GAAP Sales and marketing	$16,233	$16,014
Less: Stock-based compensation	(1,401)	(1,084)
Less: Acquisition-related expense (2)	(235)	—

Non-GAAP Sales and marketing	$14,597	$14,930

GAAP General and administrative	$11,785	$7,334
Less: Stock-based compensation	(4,995)	(1,526)

Non-GAAP General and administrative	$6,790	$5,808

GAAP Operating expenses	$40,571	$33,171
Less: Stock-based compensation	(8,237)	(3,831)
Less: Acquisition-related expense (2)	(278)	—

Non-GAAP Operating expenses	$32,056	$29,340

GAAP Income from operations	$8,406	$7,656
Plus: Stock-based compensation	8,891	4,332
Plus: Intangible asset amortization (1)	608	—
Plus: Acquisition-related expense (2)	278	—

Non-GAAP Income from operations	$18,183	$11,988

GAAP Net income	$9,142	$21,930
Plus: Stock-based compensation	8,891	4,332
Plus: Intangible asset amortization (1)	608	—
Plus: Acquisition-related expense (2)	278	—
Less: Tax adjustment	(3,959)	(18,300)

Non-GAAP Net income	$14,960	$7,962

Non-GAAP Net income per share:
Basic	$0.39	$0.22

Diluted	$0.36	$0.20

Weighted average shares used in non-GAAP net income per share:
Basic	38,789	36,493

Diluted	41,934	38,845

Note (1):    Includes amortization of intangible assets from acquisition of Nevis Networks and NetWatcher.

Note (2):    Relates to compensation expense from the acquisition of NetWatcher.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2018	2017
GAAP Cash flows provided by operating activities	$42,989	$32,425
Less:
Purchases of property and equipment	(5,985)	(4,543)
Principal payments under capital lease obligations	(747)	—

Non-GAAP Free cash flows	$36,257	$27,882

Source Qualys, Inc.